  Exhibit 99.1

A. M. CASTLE & CO.	3400 North Wolf Road Franklin Park, Illinois 60131 (847) 455-7111 (847) 455-6930 (Fax)

For Further Information:

———AT THE COMPANY———	——AT FD ASHTON PARTNERS——
Scott Stephens	Analyst Contacts:
Vice President-Finance & CFO	Katie Pyra
(847) 349-2577	(312) 553-6717
Email: sstephens@amcastle.com	Email: kpyra@ashtonpartners.com

Traded: NYSE (CAS)
Member: S&P SmallCap 600 Index

FOR IMMEDIATE RELEASE

TUESDAY, APRIL 28, 2009

A. M. CASTLE & CO. REPORTS 2009 FIRST QUARTER RESULTS

SUSPENDS DIVIDEND PAYMENT

FRANKLIN PARK, IL, APRIL 28th – A. M. Castle & Co. (NYSE: CAS),a global distributor of specialty metal and plastic products, value-added services and supply chain solutions, today reported financial results for the first quarter ended March 31, 2009.

Consolidated net sales were $252.2 million for the three months ended March 31, 2009, compared to $393.5 million in the first quarter of 2008. Net income for the quarter was $0.5 million or $0.02 per diluted share as compared to $13.8 million or $0.62 per diluted share in the prior year quarter.

The Company’s Metals segment sales were $231.1 million in the first quarter of 2009, compared to $362.3 million last year. The sales decline in the Metals business for the quarter was primarily volume related, as tons sold per day were down 34.3%, while total Metals revenue was down 36.2%. The softness experienced in the first quarter was broad-based, with virtually all end markets and products reflecting significantly weaker demand conditions compared to last year.

In the Plastics segment, first quarter sales of $21.1 million were down $10.1 million compared to $31.2 million in the prior year period due to lower sales volume. Continued weakness seen in the boat manufacturing market weighed on results.

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“Demand from our end markets continued to soften throughout the first quarter. Sequentially, total revenue in the first quarter of 2009 was lower than the fourth quarter of 2008, which demonstrates the end-market weakness,” stated Michael Goldberg, President and CEO of A.M. Castle. “We are disappointed that we did not reduce inventory further in the first quarter. We substantially reduced our purchases but demand softened more than we expected. We are committed to meet our second quarter goal to reduce inventory by a further $40 million. However, despite the decline in demand, pricing for the majority of our products held up fairly well during the first quarter of 2009, resulting in solid gross margins of 27.8% of sales for the quarter compared to 26.0% last year.”

Goldberg continued, “In this environment our strategy is to aggressively cut costs in an effort to maintain profitability, and to preserve our liquidity position into the future. These strategic measures include a reduction in capital spending for the year, reductions in our payroll costs and reductions in hours worked across the board. We recently announced our plan to reduce 2009 operating costs by $65 million compared to 2008, which is $20 million higher than our previous target of $45 million. As a part of these cost reduction measures, we have reduced our workforce by 20% from peak levels of the third quarter of 2008. We believe that the difficult yet necessary cost-cutting measures we have undertaken thus far will help preserve the financial flexibility and sustainability of our business in the long-run.”

In light of recent activity, the Company also announced its decision to suspend future dividend payments in order to focus on debt reduction and short-term liquidity. The Board of Directors intends to review the dividend policy on a periodic basis, based on performance of the overall business, business conditions and other appropriate factors. “We have taken many difficult but necessary steps since this economic slow-down began last year, and we believe that those steps, including this announcement to suspend the dividend, will maintain liquidity and financial flexibility intended to position the Company well when the recovery begins,” stated Goldberg.

The Company’s debt-to-capital ratio was 25.6% as of March 31, 2009, compared to 25.2% at year-end 2008. Total debt was $120 million as of March 31, 2009, compared to $117 million at year-end 2008. Interest expense during the first quarter was $1.7 million, or $0.3 million lower than the prior year period due to lower borrowing rates

“We continue to look for indications of economic recovery. While we have seen a few positive signs in some of the macroeconomic trends, including the PMI index appearing to bottom out in December, we recognize that we still have a long road ahead of us. Recent comments from

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Congress on the funding for the Joint Strike Fighter program increase the importance of our aerospace position in this program. Meanwhile, destocking efforts continued across most end-markets throughout the first quarter, indicating that there could be an opportunity for a pick up in activity levels for the second half of the year. In addition, we opened a sales office in Singapore to support our oil and gas customers in the Asia-Pacific region and we remain excited about our long-term growth prospects in that region,” stated Goldberg.

“Our focus for 2009 remains on expense management, working capital management and completing the rollout of our Oracle ERP implementation. We were pleased to report a successful Canadian conversion to the ERP program on February 1, 2009. We remain on track to convert the domestic western region in the second quarter and the balance of U.S. locations in the second half of 2009,” concluded Goldberg.

Webcast Information

Management will hold a conference call at 11:00 a.m. ET today to review the Company's results for the three month period ended March 31, 2009. The call can be accessed via the Internet live or as a replay. Those who would like to listen to the call may access the webcast through http://www.amcastle.com.

An archived version of the conference call webcast will be accessible for replay on the above website until the next earnings conference call. A replay of the conference call will also be available for seven days by calling 303-590-3000 (international) or 800-405-2236 and citing code 11130345.

About A. M. Castle & Co.

Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and plastic products and supply chain services, principally serving the producer durable equipment sector of the economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. Within its metals business, it specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Through its subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics. Together, Castle operates over 56 locations throughout North America, Europe and Asia. Its common stock is traded on the New York Stock Exchange under the ticker symbol "CAS".

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Regulation G Disclosure

This press release and the financial statements included in this release include non-GAAP financial measures. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.  However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in the attached financial statements, provides meaningful information and therefore we use it to supplement our GAAP guidance. Management often uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to provide an additional measure of performance.

The Company believes that the use and presentation of EBITDA, which is defined by the company as income before provision for income taxes plus depreciation and amortization, and interest expense, less interest income, is widely used by the investment community for evaluation purposes and provides the investors, analysts and other interested parties with additional information in analyzing the Company’s operating results

Cautionary Statement on Risks Associated with Forward Looking Statements

Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause

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actual results to differ materially from those in the forward-looking statements, including those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

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